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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                    13-2740599
             --------------                               -------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification No.)

               World Financial Center
               North Tower
               250 Vesey Street
               New York, New York                                10281
               ---------------------------                      --------
   (Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the         If this form relates to the
registration of a class of          registration of a class of
securities pursuant to              securities pursuant to
Section 12(b) of the Exchange       Section 12(g) of the Exchange
Act and is effective pursuant       Act and is effective pursuant
to General Instruction A.(c),       to General Instruction A.(d),
please check the following          please check the following
box.  [X]                           box.  [ ]

Securities Act registration statement file number to which this form relates:
333-28537
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                 Name of Each Exchange on Which
to be so Registered                 Each Class is to be Registered
-------------------                 ------------------------------

3.125% Callable Stock Linked        New York Stock Exchange
Notes due January 22, 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S NOTES TO BE REGISTERED.

          The description of the general terms and provisions of the 3.125% Callable Stock Linked Notes due January 22, 2005 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Pricing Supplement dated January 22, 1998, and the Prospectus Supplement and Prospectus, each dated July 7, 1997, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-28537 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 2.  EXHIBITS.

     99 (A) Pricing Supplement dated January 22, 1998, and Prospectus Supplement and Prospectus, each dated July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, (successor by merger to The Chase Manhattan Bank, N.A.), dated as of October 1, 1993, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the New York Stock Exchange.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  MERRILL LYNCH & CO., INC.
                                  ____________________________
                                          (Registrant)


                                    /s/ Gregory T. Russo
                              By: ____________________________
                                        Gregory T. Russo
                                           Secretary

Date:   January 28, 1998


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*     Exhibit 99 (C) is incorporated by reference from Exhibit 4 to
      Registrant's Current Report on Form 8-K dated October 7, 1993.

                                       2
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                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                                             Page No.
----------                                              -------

99 (A)    Pricing Supplement dated January 22,
          1998, and Prospectus Supplement and
          Prospectus each dated July 7, 1997
          (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)    Form of Note.

99 (C)    Copy of Indenture between Merrill Lynch
          & Co., Inc. and The Chase Manhattan Bank,
          (successor by merger to The Chase Manhattan
          Bank, N.A.), dated as of October 1, 1993, as amended and restated.*


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*     Exhibit 99 (C) is incorporated by reference from Exhibit 4 to
      Registrant's Current Report on Form 8-K dated October 7, 1993.